UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

SUNSHINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street

Plant City, Florida 33563

(Address of principal executive offices, including zip code)

(813) 752-6193

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 2, 2015, Sunshine Bancorp, Inc. (the “Company”) entered into Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Investors will purchase an aggregate of 875,000 shares of the Company’s Common Stock (the “Common Stock”) at a price of $13.92 per share, as part of a private placement (the “Private Placement”). The Company expects that the Private Placement will close on or about December 4, 2015. The gross proceeds to the Company from the Private Placement will be approximately $12.18 million, which the Company intends to use for general corporate purposes, including payment of transaction fees and expenses.

The Purchase Agreements contain representations and warranties and covenants of the Company and the Investors that are customary in private placement transactions. The provisions of the Purchase Agreements also include an agreement by the Company to indemnify the Investors against certain liabilities.

The Purchase Agreements require the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock issued to the Investors in the Private Placement. The registration statement must be filed not later than 30 days after the closing of the Private Placement and the Company must use its best efforts to cause such registration statement to be declared effective, subject to certain exceptions, on the earlier of (i) the 120th calendar day following the closing of the Private Placement in the event that such registration statement is subject to review by the SEC and (ii) if the Company is notified by the SEC that such registration statement will not be reviewed, then 60 calendar days following the closing of the Private Placement. The Company will be required to make certain payments as liquidated damages under the Purchase Agreements to the Investors in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements in the form filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference. The Purchase Agreements contain representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of gross proceeds expected from the offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance of shares of Common Stock pursuant to the Private Placement is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933 (“Securities Act”), in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

Item 8.01	Other Events.

On December 2, 2015, the Company issued a press release announcing entry into the Purchase Agreements, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index below for a list of the exhibits filed with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

By:	/s/ John D. Finley
John D. Finley, Executive Vice President And Chief Financial Officer

Date: December 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Purchase Agreement, dated December 2, 2015, by and among Sunshine Bancorp, Inc. and the purchasers thereunder.

99.1	Press Release issued by Sunshine Bancorp, Inc. on December 2, 2015.